                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 3

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 22, 1999
                                                        -----------------

                             Internet America, Inc.

             (Exact name of registrant as specified in its charter)


               Texas                  000-25147                 86-0778979
           --------------          -----------------          --------------
     (State or other jurisdiction       (Commission           (IRS Employer
               of incorporation)         File Number)        Identification No.)


   One Dallas Center, 350 N. St. Paul Street, Suite 3000, Dallas, Texas 75201
   --------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (214) 861-2500
                                                           --------------

       Reference is made to the Current Report on Form 8-K filed by Internet America, Inc. on December 7, 1999, the Current Report on Form 8-K/A, Amendment No. 1, filed by Internet America, Inc. on January 19, 2000 and the Current Report on Form 8-K/A, Amendment No. 2, filed by Internet America, Inc. on January 21, 2000 (as amended, the "Form 8-K"). The Form 8-K is hereby amended and restated in its entirety as follows:

Item 2. Acquisition or Disposition of Assets.

       On November 22, 1999, Internet America, Inc., a Texas corporation (the "Company"), acquired all the issued and outstanding securities of PDQ.Net, Incorporated, a Texas corporation ("PDQ.Net"), for 2,425,000 shares of Internet America common stock. The Company also issued options to purchase 352,917 shares of the Company's common stock with a weighted average exercise price of $1.62 per share in replacement of all of PDQ.Net's outstanding stock options. As a result of the purchase, PDQ.Net became a wholly owned subsidiary of the Company. The Company became the indirect owner of all of the assets of PDQ.Net, which include approximately 40,000 individual and corporate internet access accounts and the computer equipment used to service those accounts. The Company intends to continue to use these assets to provide Internet access to customers. The acquisition was effected pursuant to an Agreement and Plan of Merger dated September 12, 1999, by and among PDQ.Net, certain of its shareholders ("Shareholders") and the Company. The acquisition will be accounted for as a purchase.

       To the best knowledge of the Company, at the time of the acquisition there was no material relationship between (i) PDQ.Net and the Shareholders on the one hand and (ii) the Company, or any of its affiliates, any director or officer of the Company, or any associate of such director or officer on the other hand.

       The consideration paid by the Company was 2,425,000 shares of Internet America common stock. The consideration was determined by arms-length negotiations between the parties to the Agreement and Plan of Merger.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


(a)    Financial statements of business acquired                                                  PAGE
                                                                                                  -----
       (i)    Report of certified public accountants                                               F-1

       (ii)   Balance Sheets at September 30, 1999 (unaudited) and December 31,
              1998 and 1997                                                                        F-2

       (iii)  Statements of Operations for the nine months ended September 30,
              1999 and 1998 (unaudited) and for the years ended December 31,
              1998 and 1997                                                                        F-3


       (iv)   Statement of Stockholders' Deficit for the nine months ended
              September 30, 1999 (unaudited) and for the years ended December
              31, 1998 and 1997                                                                    F-4

       (v)    Statements of Cash Flows for the nine months ended September 30,
              1999 and 1998 (unaudited) and for the years ended December 31,
              1998 and 1997                                                                        F-5

       (vi)   Notes to Financial Statements                                                        F-6

(b)    Proforma financial information (unaudited)

       (i)    Pro Forma Condensed Financial Statements (unaudited)                                 F-12

       (ii)   Pro Forma Condensed Balance Sheet as of September 30, 1999                           F-13

       (iii)  Pro Forma Condensed Statement of Operations for the year ended
              June 30, 1999                                                                        F-14

       (iv)   Pro Forma Condensed Statement of Operations for the three months
              ended September 30, 1999                                                             F-15

       (v)    Notes to Pro Forma Condensed Financial Statements                                    F-16

(c)    Exhibits.

       The following is a list of exhibits filed as part of this Current Report on Form 8-K:



Exhibit No.                         Description
----------                          -----------
2.1       Agreement and Plan of Merger, dated September 12, 1999, among Internet
          America Inc., GEEK Houston II, Inc., PDQ.Net, Incorporated and certain shareholders of PDQ.Net, Incorporated. (1)

23.1      Consent of Grant Thornton, LLP *

99.1      Press Release of Internet America, Inc. dated November 22, 1999. (2)
-------------------



*      Filed herewith.


(1) Incorporated by reference to Exhibit A to the Company's preliminary proxy statement and definitive proxy statement filed with the Securities and Exchange Commission on October 7, 1999 and October 19, 1999, respectively (File No. 000-25147).

(2)    Previously filed as an Exhibit to the Form 8-K filed on December 7, 1999.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors
PDQ.Net, Incorporated


     We have audited the accompanying balance sheets of PDQ.Net, Incorporated (a Texas corporation) as of December 31, 1998 and 1997 and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PDQ.Net, Incorporated as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


Grant Thornton, LLP

Houston, Texas
August 25, 1999

                              PDQ.NET, INCORPORATED
                                 BALANCE SHEETS



                                                                                  DECEMBER 31,
                                                          SEPTEMBER 30,    ----------------------------
                                                              1999             1998             1997
                                                          -----------      -----------      -----------
                                                          (UNAUDITED)
                                                ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                            $   366,445      $ 1,108,364      $    59,996
     Accounts receivable                                      266,836            9,234            1,457
                                                          -----------      -----------      -----------
        Total current assets                                  633,281        1,117,598           61,453

PROPERTY AND EQUIPMENT - net                                  795,288          386,540          154,429

OTHER ASSETS:
     Prepaid expenses and deposits                            177,282           92,771           19,526
     Identifiable intangibles                                 258,999               --               --
     Goodwill, net                                             22,130           17,333           18,667
                                                          -----------      -----------      -----------
        Total other assets                                    458,411          110,104           38,193
                                                          -----------      -----------      -----------
                                                          $ 1,886,980      $ 1,614,242      $   254,075
                                                          ===========      ===========      ===========


                                LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Accounts payable and accrued liabilities             $   745,714      $   336,462      $   158,354
     Current maturities of long-term debt                      59,474           20,888           13,079
     Current maturities of capital lease obligations           95,946           65,709               --
     Deferred revenue                                       1,688,736        1,178,639          573,032
                                                          -----------      -----------      -----------
        Total current liabilities                           2,589,870        1,601,698          744,465

LONG-TERM DEBT, net of current portion                         50,074           30,417           23,932
CAPITAL LEASE OBLIGATIONS, net of current portion              94,222           56,199               --
COMMITMENTS AND CONTINGENCIES                                      --               --               --
STOCKHOLDERS' DEFICIT:
     Preferred stock, $10 par value, 1,000,000 shares
        authorized, no shares issued or outstanding                --               --               --
     Common stock, $.01 par value, 8,000,000 shares
        authorized; 5,768,454 and 3,555,534 shares
        issued and outstanding in 1998 and 1997                65,180           57,685           35,555
     Additional paid-in capital                             2,292,848        1,888,135          800,669
     Accumulated deficit                                   (3,205,214)      (2,019,892)      (1,350,546)
                                                          -----------      -----------      -----------
        Total stockholders' deficit                          (847,186)         (74,072)        (514,322)
                                                          -----------      -----------      -----------
                                                          $ 1,886,980      $ 1,614,242      $   254,075
                                                          ===========      ===========      ===========

        The accompanying notes are an integral part of these statements.

                              PDQ.NET, INCORPORATED
                            STATEMENTS OF OPERATIONS


                                                 NINE MONTHS
                                              ENDED SEPTEMBER 30,            YEAR ENDED DECEMBER 31,
                                         ----------------------------      ----------------------------
                                         (UNAUDITED)      (UNAUDITED)
                                             1999             1998             1998             1997
                                         -----------      -----------      -----------      -----------
Revenues
       Consumer connectivity             $ 5,061,451      $ 2,867,892      $ 4,337,921      $ 1,081,902
       Business connectivity               1,493,284          106,657          185,906          197,386
       Other                                  42,698               --               --               --
                                         -----------      -----------      -----------      -----------
                                           6,597,433        2,974,549        4,523,827        1,279,288
                                         -----------      -----------      -----------      -----------
Operating costs and expenses
       Connectivity and operations         3,800,287        1,690,242        2,490,665        1,012,798
       Sales and marketing                 1,507,308          796,066        1,180,252          820,661
       General and administrative          2,124,907          996,836        1,390,051          775,525
       Depreciation and amortization         322,086           65,658          113,896           27,337
                                         -----------      -----------      -----------      -----------
                                           7,754,588        3,548,802        5,174,864        2,636,321
                                         -----------      -----------      -----------      -----------
          Operating loss                  (1,157,155)        (574,253)        (651,037)      (1,357,033)
Interest expense                             (28,167)         (11,732)         (18,309)              --
                                         -----------      -----------      -----------      -----------
Net loss                                 $(1,185,322)     $  (585,985)     $  (669,346)     $(1,357,033)
                                         ===========      ===========      ===========      ===========

        The accompanying notes are an integral part of these statements.

                              PDQ.NET, INCORPORATED
                       STATEMENT OF STOCKHOLDERS' DEFICIT


                                                                              Additional
                                               Preferred        Common          Paid-in       Accumulated
                                                 Stock           Stock          Capital         Deficit           Total
                                              -----------     -----------     -----------     -----------      -----------
Balance at January 1, 1997                    $        --     $     1,016     $        --     $     6,487      $     7,503
Sale of stock                                          --          34,539         800,669              --          835,208
Net loss                                               --              --              --      (1,357,033)      (1,357,033)
                                              -----------     -----------     -----------     -----------      -----------
Balance at December 31, 1997                           --          35,555         800,669      (1,350,546)        (514,322)
Sale of stock                                          --          22,130       1,087,466              --        1,109,596
Net loss                                               --              --              --        (669,346)        (669,346)
                                              -----------     -----------     -----------     -----------      -----------
Balance at December 31, 1998                           --          57,685       1,888,135      (2,019,892)         (74,072)
Issuance of common stock in connection
    with Entech acquisition  (Unaudited)               --           7,495         404,713              --          412,208

Net loss (Unaudited)                                   --              --              --      (1,185,322)      (1,185,322)
                                              -----------     -----------     -----------     -----------      -----------
Balance at September 30, 1999 (Unaudited)     $        --     $    65,180     $ 2,292,848     $(3,205,214)     $  (847,186)
                                              ===========     ===========     ===========     ===========      ===========


         The accompanying notes are an integral part of this statement.

                              PDQ.NET, INCORPORATED
                            STATEMENTS OF CASH FLOWS


                                                                             NINE MONTHS ENDED
                                                                               SEPTEMBER 30,               YEAR ENDED DECEMBER 31,
                                                                        ---------------------------     ---------------------------
                                                                            1999            1998            1998            1997
                                                                        -----------     -----------     -----------     -----------
                                                                        (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities:
   Net loss                                                             $(1,185,322)    $  (585,985)    $  (669,346)    $(1,357,033)
   Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities:
      Depreciation and amortization                                         322,086          65,658         113,896          27,337
      Bad debt expense                                                       37,744              --              --              --
      Changes in operating assets and liabilities, net of the
         effects resulting from the acquisitions in 1997 and 1999
         Increase in accounts receivable                                    (42,540)         (5,458)         (7,777)         (1,457)
         Increase in prepaid expenses and deposits                          (80,986)        (64,137)        (73,245)        (19,526)
         Increase in accounts payable and accrued liabilities               324,919          75,097         178,108         158,354
         Decrease in bank overdraft                                              --              --              --          (7,466)
         Increase in deferred revenue                                       412,610         539,893         605,607         573,032
                                                                        -----------     -----------     -----------     -----------
           Net cash provided by (used in) operating activities             (211,489)         25,068         147,243        (626,759)
                                                                        -----------     -----------     -----------     -----------

Cash flows from investing activities:
   Net increase (decrease) in cash resulting from acquisition                16,305              --              --         (20,000)
   Purchases of property and equipment                                     (406,487)       (104,081)       (182,855)       (128,453)
                                                                        -----------     -----------     -----------     -----------
           Net cash used in investing activities                           (390,182)       (104,081)       (182,855)       (148,453)
                                                                        -----------     -----------     -----------     -----------

Cash flows from financing activities:
   Long-term borrowings                                                          --              --          28,760              --
   Repayment of long-term debt                                              (74,983)        (10,256)        (14,466)             --
   Payments of capital lease obligations                                    (65,265)        (16,080)        (39,910)             --
   Proceeds from sale of common stock                                            --         223,206       1,109,596         835,208
                                                                        -----------     -----------     -----------     -----------
           Net cash provided by (used in) financing activities             (140,248)        196,870       1,083,980         835,208
                                                                        -----------     -----------     -----------     -----------

Net increase (decrease) in cash and cash equivalents                       (741,919)        117,857       1,048,368          59,996
Cash and cash equivalents at beginning of period                          1,108,364          59,996          59,996              --
                                                                        -----------     -----------     -----------     -----------
Cash and cash equivalents at end of period                              $   366,445     $   177,853     $ 1,108,364     $    59,996
                                                                        ===========     ===========     ===========     ===========

Supplemental schedule of noncash investing and financing activities:
   Equipment acquired under capital leases                              $   133,525     $    89,855     $   161,818     $        --
   Acquisitions of property plant and equipment with debt               $        --     $    16,982     $        --     $    37,011
   Issuance of common stock in connection with
         Entech acquisition                                             $   412,208     $        --     $        --     $        --
   Cash paid for interest                                               $    28,167     $    11,732     $    18,309     $        --

        The accompanying notes are an integral part of these statements.

                              PDQ.NET, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PDQ.Net, Incorporated (the Company) was incorporated on December 11, 1996. The Company's primary service is to provide internet connections to customers in the Houston area.

     A summary of significant accounting policies applied in the preparation of the accompanying financial statements follows.

1. CASH AND CASH EQUIVALENTS

     The Company's liquid debt instruments with a maturity of three months or less at the date of purchase are deemed cash equivalents.

     The Company maintains cash balances at a financial institution which are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1998, uninsured amounts held at this financial institution total $957,458. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

2. PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, less accumulated depreciation.

     Depreciation is provided using the straight-line method over the estimated service lives of the related assets.

3. REVENUE RECOGNITION

     Revenues are derived from monthly subscribers and set-up charges are recognized as services are provided. The Company bills its subscribers in advance for direct access to the internet, but defers recognition of these revenues until the service is provided.

4. GOODWILL

     Goodwill was acquired through a business acquisition accounted for as a purchase in 1997 and is being amortized on a straight-line basis over fifteen years.

5. INCOME TAXES

     The Company made an election under the Subchapter S provisions of the Internal Revenue Code. Accordingly, the income tax consequences from the Company's activities are reflected in the individual returns of the shareholders and no provision for federal income taxes is included in the accompanying financial statements.

6. ADVERTISING

     The Company expenses the production costs of advertising as incurred. Advertising expense was approximately $677,000 and $518,000 in 1998 and 1997.

                              PDQ.NET, INCORPORATED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. STOCK-BASED COMPENSATION

     The Company measures compensation expense for its stock-based employee compensation plans using the intrinsic method, as prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the amount the employee must pay to acquire the stock, and is recognized over the related vesting period. The Company provides supplemental disclosure of the effect on net loss as if the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, had been applied in measuring compensation expense.

8. LONG LIVED ASSETS

     The Company reviews the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying value amount. The Company has not identified any such impairment losses.

9. USE OF ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

10. RECLASSIFICATIONS

     Certain of the 1997 amounts have been reclassified to conform to the 1998 presentation.

11. UNAUDITED INTERIM INFORMATION

     The financial information for the nine months ended September 30, 1999 and September 30, 1998 has not been audited by independent accountants. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the unaudited interim financial information. In the opinion of management of the Company, the unaudited interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results of operations for the respective full fiscal years.

NOTE B - ACQUISITIONS

     In 1997, the Company made an acquisition accounted for as a purchase. The purchase price was allocated based on the fair value of the assets acquired, and the excess of the cost over the fair value of the assets acquired is being amortized over fifteen years using the straight-line method. The Company made two acquisitions in 1998 accounted for as purchases, which in the aggregate are not material.

                              PDQ.NET, INCORPORATED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE C - PROPERTY AND EQUIPMENT

     The following is a summary of property and equipment at December 31,:

                                                      1998           1997
                                                   ---------      ---------
Computer hardware ............................     $ 134,342      $  68,516
Computer software ............................        81,148         17,650
Computer equipment under capital leases ......       161,818             --
Leasehold improvements .......................        42,135         43,156
Office furniture and equipment ...............        71,583         51,111
Vehicles .....................................        34,958             --
                                                   ---------      ---------
                                                     525,984        180,433
   Less accumulated depreciation .............      (139,444)       (26,004)
                                                   ---------      ---------
                                                   $ 386,540      $ 154,429
                                                   =========      =========

     The useful lives of property and equipment for purposes of depreciation are:

Computer hardware.........................................    5 years
Computer software.........................................    3 years
Leasehold improvements....................................    4 years
Office furniture and equipment............................    7 years
Vehicles..................................................    5 years

     Accumulated depreciation for computer equipment under capital leases was $37,512 at December 31, 1998.

NOTE D - LONG-TERM DEBT

     The Company had the following long-term debt as of December 31,:

                                                                 1998          1997
                                                               --------      --------
Non-interest bearing note payable to a company
  with an imputed interest rate at 8.5%. The note
  is payable in monthly installments of $1,288 which
  includes interest. The note matures on June 1, 2001,
  and is unsecured .......................................     $ 24,043      $ 37,011
Note payable to a bank bearing interest at 9.0%. The
  note is payable in monthly installments of $423
  which includes interest. The note matures on
  July 14, 2002, and is secured by a van .................       15,418            --
Note payable to a bank bearing interest at 8.5%. The
  note is payable in monthly installments of $333
  which includes interest. The note matures on
  May 18, 2002, and is secured by a van ..................       11,844            --
                                                               --------      --------
                                                                 51,305        37,011
Less current maturities ..................................      (20,888)      (13,079)
                                                               --------      --------
                                                               $ 30,417      $ 23,932
                                                               ========      ========

                              PDQ.NET, INCORPORATED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

     Maturities of long-term debt as of December 31, 1998 are as follows:

Year ending
December 31,                                                        Amount
-------------                                                      -------
1999...........................................................    $20,888
2000...........................................................     17,681
2001...........................................................      8,273
2002...........................................................      4,463
                                                                   -------
                                                                   $51,305
                                                                   =======

NOTE E - COMMON STOCK

     The Board of Directors has authorized a three for one split of common stock and an increase in the number of shares authorized to 8,000,000. Ratification of the board's action was obtained by the stockholders in February 1999. Per-share amounts in the accompanying financial statements have been restated for the stock split.

NOTE F - COMMITMENTS

     The Company leases equipment and office space under monthly operating lease agreements. Rent expense for the years ended December 31, 1998 and 1997 was $622,559 and $289,403.

     The minimum rental commitments under operating leases are as follows:

Year ending
December 31,                                                           Amount
-------------                                                         --------
1999................................................................  $628,088
2000................................................................   820,886
2001................................................................   703,016
2002................................................................   289,565
2003................................................................    12,919

NOTE G - OBLIGATIONS UNDER CAPITAL LEASES

     The Company is the lessee of computer equipment under capital leases expiring in various years through 2001. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over the lower of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for 1998.

     Minimum future lease payments under capital leases as of December 31, 1998 for each of the next five years and in the aggregate are:

Year ending
December 31,                                                          Amount
-------------                                                       --------
  1999...........................................................   $ 84,282
  2000...........................................................     58,102
  2001...........................................................      4,566
                                                                    --------
Total minimum lease payments.....................................    146,950
Less: Amount representing interest ..............................    (25,042)
                                                                    --------
Present value of minimum lease payments..........................   $121,908
                                                                    ========

                              PDQ.NET, INCORPORATED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

     Interest rates on capitalized leases approximate 20% and are imputed based on the lower of the Company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

NOTE H - STOCK OPTION PLAN

     In 1998, the Company adopted an employee stock option plan. Under the plan, the Company may grant options for up to 1.4 million shares of common stock. The exercise price of each option is to be equal to or greater than the market price of the Company's stock on the date of grant. The maximum term of an option is ten years, and the vesting of each option is 25% after the first anniversary of the grantee's date of employment and the remainder vests at a rate of 1/12th of such amount at the end of each three month period thereafter.

     The Company applies APB Opinion 25 in accounting for stock options issued to employees. Accordingly, no compensation cost has been recognized for the plan in 1998. Had compensation cost been determined on the basis of fair value pursuant to FASB Statement No. 123, net loss would have been increased to $689,360 on a pro forma basis. The fair value of stock options granted was estimated on the date of grant using the minimum value method. An expected life of 5 years, risk-free rate of return of 5.5%, and a dividend yield of 0% was assumed in estimating fair value.

     Following is a summary of the status of the options during 1998 and 1997:

                                                       Exercise    Weighted
                                                        Price      Average
                                        Number of       Range      Exercise
                                         Shares        Per Share    Price
                                        ---------      ---------   --------
Outstanding at January 1, 1997 .....          --        --              --
   Granted .........................     210,000     $0.42           $0.42
                                         -------
Outstanding at December 31, 1997 ...     210,000     $0.42           $0.42
   Granted .........................     379,000     $0.42-$0.55     $0.47
                                         -------
Outstanding at December 31, 1998 ...     589,000     $0.42-$0.55     $0.46
   Exercisable at:
     December 31, 1997 .............      84,600                     $0.42
     December 31, 1998 .............     386,688                     $0.44

       Following is a summary of the status of options outstanding at December 31, 1998:

                                        Outstanding
                                   ---------------------
                                              Weighted
                                               Average
                                              Remaining
Exercise                                     Contractual    Exercisable
  Price                            Number       Life          Number
---------                          -------   -----------    -----------
$0.42............................  315,000    5.5 years       262,500
$0.46............................  165,000    4.5 years        82,500
$0.55............................  109,000    9.8 years        41,688
                                   -------                    -------
                                   589,000                    386,688
                                   =======                    =======

                              PDQ.NET, INCORPORATED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE I - SUBSEQUENT EVENTS

     Effective January 1, 1999, the Company revoked its election under the Subchapter S provisions of the Internal Revenue Code and became a C corporation.

     In February 1999, the shareholders ratified an increase in the number of common stock shares authorized to 16,000,000.

     On April 2, 1999, the Company acquired Entrepreneurial Technologies, Inc. (Entech) in a business combination accounted for as a purchase. The purchase price of $412,208 exceeded the fair value of the net assets of Entech by $23,385, which will be amortized on the straight-line method over 4 years. The results of operations of Entech will be included with the results of the Company from April 2, 1999.

(UNAUDITED)

     On November 22, 1999, Internet America, Inc. (IA) issued 2,425,000 shares of its common stock in exchange for all of the outstanding stock of the Company. IA also issued options to purchase 352,917 shares of IA common stock with a weighted average exercise price of $1.62 per share in replacement of all of the Company's outstanding stock options. The definitive agreement to acquire all of the outstanding shares of the Company in a stock-for-stock transaction was previously announced on September 13, 1999 and was approved by the Company's and IA's shareholders. The value of the transaction was approximately $30 million based upon the closing price for IA's common stock on November 22, 1999, adjusted to reflect restrictions on the transfer of certain shares. The transaction is expected to be accounted for as a purchase.

                             INTERNET AMERICA, INC.
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The following unaudited condensed pro forma balance sheet as of September 30, 1999 and the unaudited condensed pro forma statements of operations for the year ended June 30, 1999 and the three months ended September 30, 1999 reflect the acquisition of PDQ.Net, Inc. by Internet America, Inc. (the "Company"). On November 22, 1999, the Company acquired all of the outstanding common stock of PDQ.Net, Inc. in exchange for 2,425,000 shares of the Company's common stock. The Company also issued options to purchase 352,917 shares of the Company's common stock with a weighted average exercise price of $1.62 per share in exchange for all of the outstanding stock options of PDQ.Net, Inc. The transaction is valued at approximately $30 million based upon the November 22, 1999 closing price for the Company's common stock adjusted to reflect restrictions on the transfer of certain shares. The combination will be accounted for as a purchase under the provisions of Accounting Principles Board Opinion No. 16, "Business Combinations." The assets and liabilities acquired will be recorded at estimated fair values which, in the opinion of the Company's management, approximate book value. The excess of the cost of the net assets acquired over their fair value will be recorded as goodwill and amortized using the straight-line method over an estimated life of three years. The results of operations for the periods presented include the results of operations of the acquired business assuming the transaction was consummated at the beginning of the earliest periods presented.

The unaudited condensed pro forma financial statements are not necessarily indicative of the Company's results of operations that might have occurred had the acquisition been completed at the beginning of the periods presented, or indicative of the Company's consolidated financial position or results of operations for any future date or period.

These unaudited condensed pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of PDQ.Net, Inc. included elsewhere in this document and the consolidated financial statements of Internet America, Inc. subsidiaries as filed previously under Form 10-KSB.

                             INTERNET AMERICA, INC.
                        PRO FORMA CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1999
                                   (UNAUDITED)


                                                                                    PRO FORMA
                                                                  HISTORICAL       ADJUSTMENTS        PRO FORMA
                                                         ------------------------  -----------       -----------
                                                          INTERNET
                                                           AMERICA
                                                         (AS RESTATED,                                INTERNET
                                                          SEE NOTE 5)      PDQ                         AMERICA
                                                         ------------  ----------                    -----------
                                                               ASSETS
Current Assets
     Cash and cash equivalents                           $ 3,303,947    $ 366,445                    $ 3,670,392
     Trade receivables, net                                1,212,126      266,836                      1,478,962
     Prepaid expenses and other current assets               128,906            -                        128,906
                                                         -----------   ----------                    -----------

        Total current assets                               4,644,979      633,281                      5,278,260
Property and equipment, net                                2,311,849      795,288                      3,107,137
Other assets, net                                          9,762,072      458,411   30,652,850 (1)    40,873,333
                                                         -----------   ----------                    -----------

                                                         $16,718,900   $1,886,980                    $49,258,730
                                                         ===========   ==========                    ===========

                                               LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
     Trade accounts payable                              $ 2,041,174   $  468,479                    $ 2,509,653
     Accrued liabilities                                     884,161      277,235      780,000 (2)     1,941,396
     Deferred revenue                                      3,153,443    1,688,736                      4,842,179
     Current maturities of long-term debt                    213,087       59,474                        272,561
     Current maturities of capital lease obligations          48,750       95,946                        144,696
                                                         -----------   ----------                    -----------

        Total current liabilities                          6,340,615    2,589,870                      9,710,485
Capital lease obligations, net of current
        portion                                              206,190       94,222                        300,412
Long-term debt, net of current portion                        87,000       50,074                        137,074
                                                         -----------   ----------                    -----------

        Total liabilities                                  6,633,805    2,734,166                     10,147,971
                                                         -----------   ----------                    -----------

Shareholders' equity (deficit):
     Common stock                                             70,625       65,180       24,250 (3)       160,055
     Additional paid-in capital                           24,512,851    2,292,848   29,848,600 (3)    56,654,299
     Accumulated deficit                                 (14,498,381)  (3,205,214)                   (17,703,595)
                                                         -----------   ----------                    -----------

        Total shareholders' equity (deficit)              10,085,095     (847,186)                    39,110,759
                                                         -----------   ----------                    -----------

                                                         $16,718,900   $1,886,980                    $49,258,730
                                                         ===========   ==========                    ===========

                             INTERNET AMERICA, INC.
                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                            YEAR ENDED JUNE 30, 1999
                                   (UNAUDITED)


                                                                             PRO FORMA
                                                 HISTORICAL                  ADJUSTMENTS       PRO FORMA
                                       ------------------------------        -----------     -------------
                                          INTERNET                                             INTERNET
                                          AMERICA            PDQ                               AMERICA
                                       ------------      ------------                        ------------
Revenues
     Access                            $ 15,911,844      $  6,001,313                        $ 21,913,157
     Business services                    2,097,774           888,884                           2,986,658
     Other                                  109,412            10,498                             119,910
                                       ------------      ------------                        ------------

        Total                            18,119,030         6,900,695                          25,019,725
                                       ------------      ------------                        ------------

Operating Costs and Expenses
     Connectivity and operations          8,800,924         3,761,451                          12,562,375
     Sales and marketing                  6,044,762         1,675,086                           7,719,848
     General and administrative           4,244,557         1,939,970                           6,184,527
     Depreciation and amortization        1,685,097           274,113        10,217,617 (4)    12,176,827
                                       ------------      ------------                        ------------

        Total                            20,775,340         7,650,620                          38,643,577
                                       ------------      ------------                        ------------

Operating loss                           (2,656,310)         (749,925)                        (13,623,852)
Interest income (expense), net              185,105           (29,523)                            155,582
                                       ------------      ------------                        ------------

Loss before income tax                   (2,471,205)         (779,448)                        (13,468,270)
Income tax benefit                            7,787                --                               7,787
                                       ------------      ------------                        ------------

Net loss                               $ (2,463,418)     $   (779,448)                       $(13,460,483)
                                       ============      ============                        ============

Net loss per common share:

     Basic                             $      (0.45)                                         $      (1.69)
                                       ============                                          ============

     Diluted                           $      (0.45)                                         $      (1.69)
                                       ============                                          ============

Weighted average common
shares outstanding

     Basic                                5,533,670                           2,425,000 (3)     7,958,670
     Diluted                              5,533,670                           2,425,000 (3)     7,958,670


                             INTERNET AMERICA, INC.
                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                      THREE MONTHS ENDED SEPTEMBER 30, 1999
                                   (UNAUDITED)


                                                                         PRO FORMA
                                              HISTORICAL                ADJUSTMENTS        PRO FORMA
                                    -----------------------------       -----------       -----------
                                      INTERNET
                                      AMERICA
                                    (AS RESTATED,                                          INTERNET
                                     SEE NOTE 5)          PDQ                               AMERICA
                                    -------------      ----------                         -----------
Revenues
     Access                          $ 4,468,760       $1,752,118                         $ 6,220,878
     Business services                   916,831          735,682                           1,652,513
     Other                               206,608           32,200                             238,808
                                     -----------       ----------                         -----------

        Total                          5,592,199        2,520,000                           8,112,199
                                     -----------       ----------                         -----------

Operating Costs and Expenses
     Connectivity and operations       3,150,195        1,502,601                           4,652,796
     Sales and marketing               1,498,470          489,399                           1,987,869
     General and administrative        1,387,200          973,443                           2,360,643
     Depreciation and amortization     1,416,012          140,194      2,554,404 (4)        4,110,610
                                     -----------       ----------                         -----------

        Total                          7,451,877        3,105,637                          13,111,918
                                     -----------       ----------                         -----------

Operating loss                          (1,859,678)       (585,637)                        (4,999,719)
Interest income (expense), net            36,782          (15,149)                             21,633
                                     -----------       ----------                         -----------

Loss before income tax                (1,822,896)        (600,786)                         (4,978,086)
Income tax benefit                            --               --                                  --
                                     -----------       ----------                         -----------

Net loss                             $(1,822,896)      $ (600,786)                        $(4,978,086)
                                     ===========       ==========                         ===========

Net loss per common share:

     Basic                           $     (0.26)                                         $     (0.53)
                                     ===========                                          ===========

     Diluted                         $     (0.26)                                         $     (0.53)
                                     ===========                                          ===========

Weighted average common
shares outstanding

     Basic                             7,009,211                       2,425,000 (3)        9,434,211
     Diluted                           7,009,211                       2,425,000 (3)        9,434,211

                             INTERNET AMERICA, INC.
                NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS


(1)  Represents goodwill associated with the purchase of PDQ.Net, Inc.

(2) Represents finder's fee, professional fees, and other costs associated with the acquisition incurred subsequent to September 30, 1999.

(3) Represents the effect of Internet America common stock issued for the purchase of PDQ.Net, Inc.

(4) Represents the amortization of goodwill for the indicated period calculated using the straight-line method over an estimated life of three years.

(5) Subsequent to the issuance of the Internet America's financial statements in its Form 10-Q for the three months ended September 30, 1999, the Company discovered a data processing error in the calculation of deferred revenue. This error had the effect of understating deferred revenue and overstating revenues for Internet America as of and for the three months ended September 30, 1999.

     As a result, the accompanying Proforma Condensed Balance Sheet as of September 30, 1999 and Proforma Statement of Operations for the three months ended September 30, 1999 have been restated from amounts previously reported to properly record these transactions. A summary of the significant effects of the restatement is as follows:

                                                 Previously Reported                     Restated
                                         ----------------------------------  ----------------------------------
                                            Historical        Pro Forma         Historical        Pro Forma
                                         Internet America  Internet America  Internet America  Internet America
                                         ----------------  ----------------  ----------------  ----------------
As of September 30, 1999:
     Deferred revenue                      $  2,907,039      $  4,595,775      $  3,153,443      $  4,842,179
     Accumulated deficit                   $(14,251,977)     $(17,457,191)     $(14,498,381)     $(17,703,595)

Three months ended September 30, 1999:
     Access revenues                       $  4,715,164      $  6,467,282      $  4,468,760      $  6,220,878
     Total revenues                        $  5,838,603      $  8,358,603      $  5,592,199      $  8,112,199
     Operating loss                        $ (1,613,274)     $ (4,753,315)     $ (1,859,678)     $ (4,999,719)
     Loss before income tax                $ (1,576,492)     $ (4,731,682)     $ (1,822,896)     $ (4,978,086)
     Net loss                              $ (1,576,492)     $ (4,731,682)     $ (1,822,896)     $ (4,978,086)

     Net loss per common share:
     Basic                                 $      (0.22)     $      (0.50)     $      (0.26)     $      (0.53)
     Diluted                               $      (0.22)     $      (0.50)     $      (0.26)     $      (0.53)

                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   INTERNET AMERICA, INC.


Date: May 16, 2000                                 By: /s/ James T. Chaney
                                                     --------------------------
                                                       James T. Chaney,
                                                       Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit No.                           Description
----------                            ------------

2.1 Agreement and Plan of Merger, dated September 12, 1999, among Internet America Inc., GEEK Houston II, Inc., PDQ.Net, Incorporated and certain shareholders of PDQ.Net, Incorporated (1)

23.1      Consent of Grant Thornton, LLP *

99.1      Press Release of Internet America, Inc. dated November 22, 1999 (2)

--------------------

*      Filed herewith.

(1) Incorporated by reference to Exhibit A to the Company's preliminary proxy statement and definitive proxy statement filed with the Securities and Exchange Commission on October 7, 1999 and October 19, 1999, respectively (File No. 000-25147).

(2)    Previously filed as an Exhibit to the Form 8-K filed on December 7, 1999.